                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549


                                   FORM 8-KA

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 25, 1997
                                                   -------------------


                            MEXCO ENERGY CORPORATION
                            ------------------------
               (Exact name of registrant as specified in charter)


          Colorado                        0-6694                  84-0627918
----------------------------         ----------------        -------------------
(State or other jurisdiction         (Commission No.)           (IRS Employer
      of incorporation                                       Identification No.)

214 W. Texas, Suite 1101, Midland, Texas                            79701
----------------------------------------                     ------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code  (915) 682-1119
                                                   ----------------

                            MEXCO ENERGY CORPORATION

                                     Index

ITEM 2.       ACQUISITION..................................................  3

ITEM 7.(b)    PRO FORMA COMBINED FINANCIAL STATEMENTS......................  4

              Pro Forma Combined Balance Sheet as of December 31, 1996.....  5

              Pro Forma Combined Statement of Operations for the year
                ended March 31, 1996.......................................  6

              Pro Forma Combined Statement of Operations for the nine
                months ended December 31, 1996.............................  7

              Notes to Pro Forma Financial Statements......................  8

ITEM 2.   ACQUISITION
          -----------

     (a) On February 25, 1997 the Registrant purchased all of the issued and outstanding 90 shares of common stock of Forman Energy Corporation, a New York corporation, for cash in the amount of $1,397,000. The value of the stock was based on the Estimated Fair Market Value Opinion provided by the engineering firm of T. Scott Hickman & Associates, Inc. of Midland, Texas. Virtually all of the assets of Forman Energy Corporation consist of oil and gas properties
located in the United States.   Funding for the acquisition has been provided by
NationsBank of Texas through a revolving line of credit in the amount of $1,750,000 collateralized by a deed of trust covering substantially all of the Registrant's properties and pledge of the stock of Forman Energy Corporation.

     (b) Assets of the acquired company include partial interests in lease and well equipment associated with various working interests in producing oil and gas properties and interests of approximately 1% to 3% in numerous oil and gas partnerships. These assets will continue to be used in the same manner.

ITEM 7. (b) PRO FORMA COMBINED FINANCIAL STATEMENTS - UNAUDITED
---------------------------------------------------------------

     The following unaudited pro forma financial statements have been prepared to give effect to the Company's historical financial statements of the acquisition of Forman Energy Corporation ("Forman") as if the transaction had been consummated on the balance sheet date for the pro forma combined balance sheet and at the beginning of the earliest period presented in the pro forma combined statements of operations. The unaudited pro forma combined financial statements are not necessarily indicative of the financial results that would have ocurred if the Company had purchased Forman at the times indicated. In addition, future results may vary significantly from the results reflected in the accompanying pro forma combined financial statements because of normal declines, changes in product prices, and the success of future exploration and development activities, among other factors.

                            MEXCO ENERGY CORPORATION
                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                               December 31, 1996

                                     ASSETS
                                     ------

                                                Historical
                                         -------------------------    Pro Forma           Pro Forma
                                             Mexco         Forman    Adjustments          Combined
                                         -----------    ----------   -----------          ---------
CURRENT ASSETS
 Cash                                    $   148,870    $  362,395   $(362,395)  /(b)/  $   148,870
 Accounts receivable                         143,040        22,238     (22,238)  /(b)/      143,040
 Prepaid assets                                  450             -                              450
                                         -----------    ----------                       ----------
  Total current assets                       292,360       384,633                          292,360
PROPERTY AND EQUIPMENT
 Oil and gas properties-accounted for
  under the full cost method               5,802,657       280,705     182,251   /(a)/    6,265,613
 Office furniture and fixtures                 2,431             -                            2,431
                                         -----------    ----------                      -----------
                                           5,805,088       280,705                        6,268,044
  Less accumulated depreciation,
    depletion and amortization            (2,817,950)      (61,850)                      (2,879,800)
                                         -----------    ----------                      -----------
  Net property and equipment               2,987,138       218,855                        3,388,244
INVESTMENTS IN OIL & GAS
 PARTNERSHIPS                                      -       844,393     358,924   /(a)/    1,203,317
OTHER ASSETS                                       -         5,044      (5,044)  /(b)/           -
                                         -----------    ----------                      -----------
  TOTAL ASSETS                           $ 3,279,498    $1,452,925                      $ 4,883,921
                                         ===========    ==========                      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES
 Accounts payable-trade                  $   372,977    $   29,294   $  27,550   /(a)/  $   400,527
                                                                       (29,294)  /(b)/
 Income taxes payable                          5,972             -                            5,972
                                         -----------    ----------                      -----------
  Total current liabilities                  378,949        29,294                          406,499
LONG TERM LIABILITIES
 Note payable-Nationsbank                          -             -   1,397,000   /(a)/    1,397,000
DEFERRED INCOME TAXES                         94,851             -     179,873   /(d)/      274,724
                                         -----------    ----------                      -----------
  Total liabilities                          473,800        29,294                        2,078,223
STOCKHOLDERS' EQUITY
 Common Stock                                711,614           100        (100)  /(b)/      711,614
 Paid in capital                           1,975,429       599,921    (599,921)  /(b)/    1,975,429
 Retained earnings                           118,655       823,610    (823,610)  /(b)/      118,655
                                          ----------    ----------                      -----------
  Total stockholders' equity               2,805,698     1,423,631                        2,805,698
                                          ----------    ----------                      -----------

    TOTAL LIABILITIES & EQUITY            $3,279,498    $1,452,925                      $ 4,883,921
                                          ==========    ==========                      ===========

   The accompanying notes are an integral part of these financial statements.

                            MEXCO ENERGY CORPORATION
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                              For The Years Ended

                                                       Historical
                                               ------------------------
                                                  Mexco       Forman
                                               ----------   -----------   Pro Forma          Pro Forma
                                                 3-31-96      12-31-95   Adjustments          Combined
                                               ----------   -----------  -----------         ----------
Revenues
 Gross revenues from oil and gas production    $  798,589      $ 41,557                      $  840,146
 Production costs                                 272,892         9,173                         282,065
                                               ----------      --------                      ----------
 Net revenues from oil and gas production         525,697        32,384                         558,081
 Distribution from oil and gas partnerships             -       268,521                         268,521
 Administrative service charges and
  reimbursements                                    7,380             -                           7,380
                                               ----------      --------                      ----------
                                                  533,077       300,905                         833,982

Costs and expenses
 Depreciation, depletion and amortization         262,392        23,377                         285,739
 Depletion and impairment of oil and gas
  partnerships                                          -       342,135                         342,135
 General and administrative                        86,484        12,918                          99,402

Loss on sale of assets                                  -           222                             222

Other income                                      (10,819)            -                         (10,819)

Interest income                                   (17,285)       (7,761)                        (25,046)

Interest expense                                        -             -     115,253   /(c)/     115,253
                                               ----------      --------                      ----------
                                                  320,772       370,891                         806,886

Income (loss) before income tax expense           212,305       (69,986)                         27,096

Income tax expense                                 11,699             -      (8,989)  /(e)/       2,710
                                               ----------      --------                      ----------

NET INCOME (LOSS)                              $  200,606      $(69,986)                     $   24,386
                                               ==========      ========                      ==========

Net income per share                                 $.15                                          $.02
                                               ==========                                    ==========

Weighted average common shares outstanding      1,342,628                                     1,342,628
                                               ==========                                    ==========

   The accompanying notes are an integral part of these financial statements.

                            MEXCO ENERGY CORPORATION
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                  For The Nine Months Ended December 31, 1996


                                                     Historical
                                               ------------------------    Pro Forma        Pro Forma
                                                  Mexco        Forman     Adjustments        Combined
                                               ----------      --------   -----------       ---------

Revenues
 Gross revenues from oil and gas production    $  888,866      $ 71,737                     $  960,603
 Production costs                                 238,782        14,932                        253,714
                                               ----------      --------                     ----------
 Net revenues from oil and gas production         650,084        56,805                        706,889
 Distribution from oil and gas partnerships             -       268,835                        268,835
 Administrative service charges and
  reimbursements                                    3,757             -                          3,757
                                               ----------      --------                     ----------
                                                  653,841       325,640                        979,481
 Costs and expenses
 Depreciation, depletion and amortization         246,633        26,352                        272,985
 Depletion of oil and gas partnerships                  -       213,743                        213,743
 General and administrative                        85,813        22,301                        108,114

Other income                                         (607)            -                           (607)

Interest income                                    (6,060)       (5,302)                       (11,362)

Interest expense                                        -             -     86,439   /(c)/      86,439
                                               ----------      --------                     ----------
                                                  325,779       257,094                        669,312
                                               ----------      --------                     ----------

Income before income tax expense                  328,062        68,546                        310,169

Income tax expense                                 67,509             -     (2,374)  /(e)/      65,135
                                               ----------      --------                     ----------

NET INCOME                                     $  260,553      $ 68,546                     $  245,034
                                               ==========      ========                     ==========

Net income per share                                 $.18                                         $.17
                                               ==========                                   ==========

Weighted average common shares outstanding      1,423,229                                    1,423,229
                                               ==========                                   ==========

   The accompanying notes are an integral part of these financial statements.

                           MEXCO ENERGY CORPORATION
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A - BASIS OF PRESENTATION

   On February 25, 1997, Mexco Energy Corporation (the "Registrant"), purchased the stock of Forman Energy Corporation ("Forman") for the sum of $1,397,000. Forman was previously a sub-chapter "S" corporation and as a result of the purchase Mexco has assumed a deferred tax liability of $179,873. The accompanying pro forma combined balance sheet has been presented as if the purchase of Forman ocurred on December 31, 1996 and the accompanying pro forma combined statements of operations for the year ended March 31, 1996 and the nine months ended December 31, 1996 have been prepared as if the purchase of Forman was consummated at the beginning of the periods presented.

NOTE B - PRO FORMA ADJUSTMENTS

   Pro forma adjustments are necessary to reflect the balance sheet and statements of operations of the Registrant assuming the purchase of Forman was consummated at the beginning of the periods presented. The accompanying pro forma balance sheet and statements of operations reflect the following adjustments:

   (a) To record the purchase of Forman Energy Corporation for $1,397,000 plus closing adjustments of $27,550 and deferred tax liability of $179,873.

   (b) To eliminate acquisition equity and record shareholder distribution as of December 31, 1996.

   (c) To record interest expense on bank borrowings for the acquisition of Forman Energy Corporation using the current interest rate of 8.25%.

   (d) To record deferred tax liability.

   (e) To record estimated income tax expense at consolidated effective rate.

NOTE C - The following tables contain certain oil and gas disclosures reflecting the pro forma combined oil and gas activities. Estimates for Forman are based on reserves for the year ended December 31, 1995.

        Estimated Quantities of Proved Oil and Gas Reserves (Unaudited)
        ---------------------------------------------------------------

                                           Oil        Gas
                                          (Bbl)      (Mcf)
                                         -------   ---------
   Proved reserves -
       Balance, March 31, 1995           214,000   1,699,000
       Revision of previous estimates     11,000      29,000
       Purchase of minerals in place     118,000     354,000
       Extensions and discoveries        128,000     254,000
       Production                        (30,000)   (201,000)
       Sales of minerals in place         (1,000)    (57,000)
                                         -------   ---------
          Balance, March 31, 1996        440,000   2,078,000
                                         =======   =========

                           MEXCO ENERGY CORPORATION
   NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

           Standardized Measure of Discounted Future Net Cash Flows
                    Relating to Proved Oil and Gas Reserves
                                  (Unaudited)

   Future oil and gas revenues                                  $ 13,221,000
   Future production and development costs                        (4,917,000)
   Future income tax expense                                        (807,000)
                                                                ------------
   Future net cash flows                                           7,497,000
   Discounted at 10% for estimated timing of cash flows           (2,926,000)
                                                                ------------
   Standardized measure of discounted future net cash flows     $  4,571,000
                                                                ============


      Changes in Standardized Measure of Discounted Future Net Cash Flows
                    Related to Proved Oil and Gas Reserves
                                  (Unaudited)

   Sales and transfers of oil and gas produced, net
       of production costs                                        $ (558,000)
   Net changes in prices and production costs                        734,000
   Extensions and discoveries, less related costs                  1,063,000
   Revisions of previous quantity estimates                           95,000
   Accretion of discount                                             227,000
   Net change due to purchases and sales of minerals in place      1,253,000
   Net change in income taxes                                       (274,000)
   Other                                                             (20,000)
                                                                  ----------
          Net increase                                             2,520,000

   Balance at beginning of year                                    2,051,000
                                                                  ----------

   Balance at end of year                                         $4,571,000
                                                                  ==========

The foregoing tables do not include estimates for additional properties acquired by the Company during the year.

Signatures
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    MEXCO ENERGY CORPORATION
                                    (A Colorado Corporation)



                                    /s/ Nicholas C. Taylor
                                    ---------------------------
                                    Nicholas C. Taylor,
                                    President and Treasurer

Date:  May 8, 1997

                           FORMAN ENERGY CORPORATION

                                     Index

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS................ F-2

          Financial Statements of Business Acquired - Forman Energy
            Corporation..................................................... F-3

          Balance Sheets as of December 31, 1996 and 1995................... F-3

          Statements of Operations for the years ended December 31, 1996 and 1995........................................................ F-4

          Statement of Stockholders' Equity for the years ended
            December 31, 1996 and 1995...................................... F-5

          Statements of Cash Flows for the years ended December 31, 1996 and 1995........................................................ F-6

          Notes to Financial Statements..................................... F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board of Directors
Forman Energy Corporation

We have audited the accompanying balance sheets of Forman Energy Corporation, as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forman Energy Corporation, as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



GRANT THORNTON LLP


Oklahoma City, Oklahoma
April 18, 1997

                           FORMAN ENERGY CORPORATION

                                 BALANCE SHEETS

                                  December 31,


                           ASSETS                                           1996        1995
                                                                         ----------  ----------

CURRENT ASSETS
 Cash and cash equivalents                                               $  362,395  $  231,086
 Accounts receivable                                                         22,238       5,533
                                                                         ----------  ----------

          Total current assets                                              384,633     236,619

OIL AND GAS PROPERTIES, using the full cost method of
 accounting (notes B and E)                                                 280,705     208,000
   Less accumulated depreciation, depletion, and amortization                61,850      26,714
                                                                         ----------  ----------
                                                                            218,855     181,286

INVESTMENTS IN OIL AND GAS PARTNERSHIPS                                     844,393     895,080

OTHER ASSETS                                                                  5,044       5,044
                                                                         ----------  ----------

                                                                         $1,452,925  $1,318,029
                                                                         ==========  ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable - trade                                                $   29,294  $        -

STOCKHOLDERS' EQUITY
 Common stock, Class A, no par value - authorized, 200 shares; issued
   and outstanding, 9 shares at stated value of $1.11 a share                    10          10
 Common stock, Class B, no par value - authorized, 200 shares; issued
   and outstanding, 81 shares at stated value of $1.11 a share                   90          90
 Additional paid-in capital                                                 599,921     599,921
 Retained earnings                                                          823,610     718,008
                                                                         ----------  ----------
                                                                          1,423,631   1,318,029
                                                                         ----------  ----------

                                                                         $1,452,925  $1,318,029
                                                                         ==========  ==========

       The accompanying notes are an integral part of these statements.

                           FORMAN ENERGY CORPORATION

                            STATEMENTS OF OPERATIONS

                            Year ended December 31,


                                                                     1996       1995
                                                                   --------   --------


Revenues
 Distributions from oil and gas partnerships                       $367,686   $268,521
 Oil and gas sales                                                   96,871     41,557
 Interest                                                             6,603      7,761
                                                                   --------   --------
                                                                    471,160    317,839

Costs and expenses
 Depletion and impairment of oil and gas partnerships (note C)      284,991    342,135
 Depreciation, depletion, and amortization                           35,136     23,377
 Production                                                          19,665      9,173
 General and administrative                                          25,766     12,918
 Loss on sale of stock                                                    -        222
                                                                   --------   --------
                                                                    365,558    387,825
                                                                   --------   --------

          NET EARNINGS (LOSS)                                      $105,602   $(69,986)
                                                                   ========   ========

       The accompanying notes are an integral part of these statements.

                          FORMAN ENERGY CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 1996 and 1995


                                                     Common stock
                                          --------------------------------
                                              Class A            Class B         Additional                  Total
                                          ---------------   ---------------        paid-in    Retained    stockholders'
                                          Shares   Amount   Shares   Amount        capital    earnings       equity
                                          ------   ------   ------   ------      ----------   --------    -------------

Balance at January 1, 1995                   9      $10        81      $90         $599,921   $787,994     $1,388,015

Net loss                                     -        -         -        -                -    (69,986)       (69,986)
                                           ---      ---       ---      ---         --------   --------     ----------

Balance at December 31, 1995                 9       10        81       90          599,921    718,008      1,318,029

Net earnings                                 -        -         -        -                -    105,602        105,602
                                           ---      ---       ---      ---         --------   --------     ----------

Balance at December 31, 1996                 9      $10        81      $90         $599,921   $823,610     $1,423,631
                                           ===      ===       ===      ===         ========   ========     ==========

The accompanying notes are an integral part of this statement.

                           FORMAN ENERGY CORPORATION

                            STATEMENTS OF CASH FLOWS

                            Year ended December 31,

                                                            1996        1995
                                                         ----------  ----------

Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
 Distributions from oil and gas partnerships             $ 367,686   $ 268,521
 Cash received from oil and gas sales                       78,944      38,760
 Cash paid for oil and gas operating expenses              (16,836)     (8,989)
 Cash paid for general and administrative expenses         (25,766)    (12,918)
 Interest received                                           6,603       7,761
                                                         ---------   ---------

          Net cash provided by operating activities        410,631     293,135

Cash flows from investing activities
 Oil and gas property additions                            (45,018)   (122,104)
 Payments for interests in oil and gas partnerships       (234,304)   (226,825)
 Purchase of investments                                         -      (7,150)
 Proceeds from sale of investments                               -      16,833
                                                         ---------   ---------

          Net cash used in investing activities           (279,322)   (339,246)
                                                         ---------   ---------

          NET INCREASE (DECREASE) IN CASH
            AND CASH EQUIVALENTS                           131,309     (46,111)

Cash and cash equivalents at beginning of year             231,086     277,197
                                                         ---------   ---------

Cash and cash equivalents at end of year                 $ 362,395   $ 231,086
                                                         =========   =========


Reconciliation of Net Earnings (Loss) to Net Cash
Provided by Operating Activities

Net earning (loss)                                       $ 105,602   $ (69,986)
Adjustments to reconcile net earnings (loss) to net
 cash provided by operating activities
   Depreciation, depletion, and amortization                35,136      23,377
   Depletion and impairment of oil and gas
    partnerships                                           284,991     342,135
   Loss on sale of investment                                    -         222
   Increase in accounts receivable                         (16,705)     (2,613)
   Increase in accounts payable                              1,607           -
                                                         ---------   ---------

          Net cash provided by operating activities      $ 410,631   $ 293,135
                                                         =========   =========
Noncash Investing and Financing Activities

During 1996, the Company acquired oil and gas properties of $27,687 through trade accounts payable.

       The accompanying notes are an integral part of these statements.

                           FORMAN ENERGY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995


NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

 The major operations of Forman Energy Corporation (the "Company") consist of exploration, production, and sale of crude oil and natural gas in the United States with an area of concentration in Texas.

 A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

 1.  Investments in Oil and Gas Partnerships
     ---------------------------------------

 Investments in oil and gas partnerships where the Company has minor partnership interests (generally 1% to 3%) and has no influence over partnership operating or financial policies are accounted for using the cost method. Under this method, all capital calls are recorded as additions to the partnership investments and partnership distributions are recognized as earnings. Since the Company does not have estimates of reserves for the interests, these costs are depleted using an estimated composite rate for the properties and the investments are subject to an overall impairment test based on estimated future cash flows of the interests.

 2.  Oil and Gas Properties
     ----------------------

 The full cost method of accounting is used to account for oil and gas properties. Under this method of accounting, all costs incident to the acquisition, exploration, and development of properties (both developed and undeveloped), including costs of abandoned leaseholds, lease rentals, unproductive wells, and well drilling and equipment costs, are capitalized. Costs are amortized using the units-of-production method. The units-of-production method is based primarily on estimates of reserve quantities. Due to uncertainties inherent in this estimation process, it is at least reasonably possible that reserve quantities will be revised significantly in the near term. If the Company's unamortized costs exceed the cost center ceiling (defined as the sum of the present value, discounted at 10%, of estimated unescalated future net revenues from proved reserves, less related income tax effects), the excess is charged to expense in the year in which the excess occurs. Generally, no gains or losses are recognized on the sale or disposition of oil and gas properties.

 3.  Production Costs
     ----------------

 Production costs include lease operating expenses and production taxes.

 4.  Cash and Cash Equivalents
     -------------------------

 The Company considers all highly liquid debt instruments purchased with a maturity of three months or less and money market funds to be cash equivalents.

 The Company maintains its cash in bank deposit accounts and money market funds which, at times, may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

 5.  Use of Estimates
     ----------------

 In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates based on management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

                           FORMAN ENERGY CORPORATION

                           December 31, 1996 and 1995

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES - CONTINUED

 6.  Income Taxes
     ------------

 In accordance with the Company's election under Subchapter S of the Internal Revenue Code, corporate taxable income is generally treated as passing directly through to the stockholders and is not subject to income taxes at the corporate level.

NOTE B - OIL AND GAS COSTS

 The costs related to the oil and gas activities of the Company were incurred as follows:

                                              Year ended
                                             December 31,
                                          ------------------
                                            1996      1995
                                          --------  --------

   Property acquisition costs             $ 11,086  $ 70,000
   Development costs                      $ 61,619  $ 52,104

 The Company had the following aggregate capitalized costs relating to the Company's oil and gas property activities at December 31:

                                            1996      1995
                                          --------  --------

   Proved oil and gas properties          $280,705  $208,000
      Less accumulated depreciation,
       depletion, and amortization          61,850    26,714
                                          --------  --------

                                          $218,855  $181,286
                                          ========  ========

NOTE C - IMPAIRMENT OF INVESTMENTS

 The Company recognized an impairment loss for its investments in oil and gas partnerships of approximately $86,000 for the year ended December 31, 1995.
 The amount of impairment loss was based on the estimated discounted future cash flows of the partnership interests.

NOTE D - SUBSEQUENT EVENT

 On February 25, 1997, the Company was purchased by Mexco Energy Corporation ("Mexco") for approximately $1,397,000. In connection with the sale, the Company became jointly liable for a revolving line of credit payable from Mexco to a bank of $1,750,000. Interest is payable monthly at prime rate established by the bank. The loan is collateralized by oil and gas properties of Mexco and the Company's common stock and matures July 15, 1998.

NOTE E - OIL AND GAS RESERVE DATA (UNAUDITED)

 In accordance with Statement of Financial Accounting Standards ("SFAS") No. 69 and Securities and Exchange Commission ("SEC") rules and regulations, the following information is presented with regard to the Company's proved oil and gas reserves, all of which are located in the United States. Information for oil is presented in barrels ("Bbls") and for gas in thousand cubic feet ("Mcf").

                           December 31, 1996 and 1995


NOTE E - OIL AND GAS RESERVE DATA (UNAUDITED) - CONTINUED

 The SEC has adopted SFAS No. 69, Accounting Guidelines for Oil and Gas Producers. These rules require the Company to include as a supplement to the basic financial statements a standardized measure of discounted future net cash flows relating to proved oil and gas reserves.

 The standardized measure, in management's opinion, should be examined with caution. The basis for these disclosures is an independent petroleum engineer's reserve study which contains imprecise estimates of quantities and rates of production of reserves. Revision of prior year estimates can have a significant impact on the results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Values of unproved properties and anticipated future price and cost increases or decreases are not considered. Therefore, the standardized measure is not necessarily a "best estimate" of the fair value of the Company's oil and gas properties or of future net cash flows.

 The following summaries of changes in reserves and standardized measure of discounted future net cash flows were prepared from estimates of proved reserves developed by independent petroleum engineers and do not include amounts which may be attributable to the Company's cost basis investments. No future income tax expenses were calculated as the Company is not a taxpaying entity.

               Summary of Changes in Proved Reserves (Unaudited)

                                                         1996               1995
                                                       --------           --------
                                               Bbls      Mcf      Bbls      Mcf
                                              -------  --------  -------  --------
 Proved developed and undeveloped reserves
   Beginning of year                          15,000   158,000    7,000   132,000
   Purchase of minerals in place                   -         -    7,000     2,000
   Extensions and discoveries                  6,000     1,000    2,000    37,000
   Production                                 (3,000)  (20,000)  (1,000)  (13,000)
                                              ------   -------   ------   -------

   End of year                                18,000   139,000   15,000   158,000
                                              ======   =======   ======   =======

 Proved developed reserves
   Beginning of year                          10,000    97,000    6,000   124,000
   End of year                                13,000   120,000   10,000    97,000

            Standardized Measure of Discounted Future Net Cash Flows
              Relating to Proved Oil and Gas Reserves (Unaudited)

                                                                  December 31,
                                                             -----------------------
                                                                1996         1995
                                                             -----------  ----------

 Future oil and gas revenues                                 $1,032,000   $ 982,000
 Future production and development costs                       (284,000)   (341,000)
                                                             ----------   ---------
 Future net cash flows                                          748,000     641,000
 Discounted at 10% for estimated timing of cash flows          (239,000)   (205,000)
                                                             ----------   ---------

 Standardized measure of discounted future net cash flows    $  509,000   $ 436,000
                                                             ==========   =========

                           FORMAN ENERGY CORPORATION

                           December 31, 1996 and 1995


NOTE E - OIL AND GAS RESERVE DATA (UNAUDITED) - CONTINUED

      Changes in Standardized Measure of Discounted Future Net Cash Flows
               Related to Proved Oil and Gas Reserves (Unaudited)

                                                                                       Year ended December 31,
                                                                                       -----------------------
                                                                                          1996         1995
                                                                                       ---------    ----------

 Sales and transfers of oil and gas produced, net of production costs                   $(77,000)   $(32,000)
 Extensions and discoveries, less related costs                                           52,000     109,000
 Accretion of discount                                                                    44,000      24,000
 Net change due to purchases of minerals in place                                              -     103,000
 Other                                                                                    54,000      (9,000)
                                                                                        --------    --------

            Net increase                                                                  73,000     195,000

 Balance at beginning of year                                                            436,000     241,000
                                                                                        --------    --------

 Balance at end of year                                                                 $509,000    $436,000
                                                                                        ========    ========